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                                                                    Exhibit 99.4

                          CERBCO, Inc. Recapitalization
                          Election and Transmittal Form

                       Instruction and Information Booklet

                                 READ THIS FIRST
                                 ---------------

                                                                 [____ __, 2002]

Dear CERBCO Stockholder:

     This package contains important documents relating to the recapitalization of CERBCO, Inc. We ask that you give them your immediate attention and prompt action.

     Under the recapitalization, you MUST return all of your CERBCO Common Stock and Class B Common Stock Certificates to American Stock Transfer and Trust Company to exchange them for either (i) certificates for shares of new CERBCO stock or (ii) cash and certificates for shares of new CERBCO stock. If you do not respond by the deadline noted below, you will lose your right to choose what you will receive in exchange for your CERBCO existing Common Stock and Class B Common Stock. Furthermore, if you do not return your existing CERBCO Common Stock and existing Class B Common Stock certificates, you will not receive either cash or shares in the recapitalization, you will not receive any dividends on your existing CERBCO shares with a record date after the closing of the recapitalization, and you will not be able to sell your CERBCO existing Common Stock or existing Class B Common Stock after the closing of the recapitalization.

     This package contains the following materials:

       . this Instruction and Information Booklet to answer your questions and help you complete your Election and Transmittal Form

       .  a Proxy Statement/Prospectus describing the recapitalization

       .  an Election and Transmittal Form

       . a [brown] (Common Stock) and/or [green] (Class B Common Stock) envelope for returning your Election and Transmittal Form and your stock certificates

       . a Proxy Card (if you were a stockholder of record on [______ __, 2002])

       . a [white] envelope for returning your Proxy Card (if you received a Proxy Card)

       .  a form of Notice of Guaranteed Delivery

       .  a U.S. Internal Revenue Service Substitute Form W-9

       .  Instructions for completing the Substitute Form W-9

     If any of these materials are missing, or should you require duplicate copies of any of them, please contact W.F. Doring & Co. as information agent at
(888) 330-5111 to request the necessary documents. You also may contact William
F. Doring at that telephone number if you have any questions about the recapitalization or how to complete the forms.

     Please review all of the enclosed materials carefully. You may wish to consult with your tax advisor to ensure that you fully understand the tax consequences of your election.

        Please complete and return the forms and your stock certificates exactly as instructed.

TO PRESERVE YOUR RIGHT TO THE ELECTION YOU WANT, AMERICAN STOCK TRANSFER & TRUST COMPANY MUST RECEIVE YOUR ELECTION AND TRANSMITTAL FORM AND STOCK CERTIFICATES BEFORE [_:__] _.M., EASTERN DAYLIGHT SAVINGS TIME, [___________, _____________,
2002].

                                 READ THIS FIRST
                                 ---------------

  EXPLANATION AND INSTRUCTIONS FOR COMPLETING THE ELECTION AND TRANSMITTAL FORM

1. The number of shares of Common Stock or Class B Common Stock held by you is printed at Item 1. If the number of shares for which you have certificates does not match the printed number, and the difference is due to lost or missing stock certificates, please see paragraph 3 below. If the difference is not due to lost or missing certificates, please call W.F. Doring & Co., the information agent, at (888) 330-5111.

2.      Your Social Security Number or Taxpayer ID Number is printed at Item 2.

3. If you cannot locate all or any of your stock certificate(s), please mark the box at Item 3 with an "X" and complete Annex A to the Election and Transmittal Form, which is the Affidavit of Lost, Destroyed, Mutilated or Stolen Certificate(s).

4. If your stock certificate(s) is not available at the time you send a completed Election and Transmittal Form to the Exchange Agent, American Stock Transfer and Trust Company, you may instead provide a Notice of Guaranteed Delivery of your stock certificate(s). A Notice of Guaranteed Delivery must be made by a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States. If you choose to provide a Notice of Guaranteed Delivery, your stock certificates must be received by the Exchange Agent by [_:00 _.m.], Eastern Daylight Savings Time, on [__________, 2002]. If your stock certificates are not received by this time, your election will be deemed invalid and you will be treated as if you made a Hybrid--Stock and Cash Election with respect to all of your shares of Common Stock and/or Class B Common Stock.

5. If you want certificate(s) for your new shares to be issued in another name, please mark the box at Item 4 with an "X" and complete Annex B to the Election and Transmittal Form.

6. If you want certificate(s) for your new shares and/or check(s) that are to be issued pursuant to the recapitalization in lieu of fractional shares, or as part of the merger consideration if you make a Hybrid--Stock and Cash Election, to be delivered to a person other than the registered holder or to an address different from the address currently on our books, please mark the box at Item 5 with an "X" and complete Annex C to the Election and Transmittal Form.

7. You must make an election by marking an "X" in the box that indicates the election you have chosen at Items 6 through 8 on the Election and Transmittal Form. If you are making a mixed or partial election, please mark the box at Item 8 with an "X" and indicate the number of shares subject to each election in the space provided. Please note that you should mark only one box.

8. You must complete the Substitute Form W-9 included as Annex D to the Election and Transmittal Form. If your Taxpayer ID Number at Item 2 is missing or incorrect, please provide the correct number on Annex D. Please see the enclosed Instructions for Substitute Form W-9.

                                      -2-

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9.      Please sign and date the Election and Transmittal Form and return it in the enclosed [brown] envelope with the certificate(s) representing your Common Stock. For Class B Common Stock, use the [green] envelope. Please include a daytime and evening telephone number. If you have lost certificate(s), make sure you have completed and signed the Affidavit included as Annex A to the Election and Transmittal Form.

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                              IMPORTANT INFORMATION
                              ---------------------

A. Please read the enclosed materials and Proxy Statement/Prospectus carefully before completing the Election and Transmittal Form.

B. You will receive, and must complete and return, a separate Election and Transmittal Form for each of your registered accounts. If you hold both Common Stock and Class B Common Stock, you will receive, and must complete and submit, separate Election and Transmittal Forms for shares of each such class.

C. If you cannot locate all or any of your stock certificate(s), refer to the Affidavit of Lost, Destroyed, Mutilated or Stolen Certificate(s) included as Annex A to the Election and Transmittal Form, and the instructions in paragraph 3 above.

D. You must sign both the enclosed Election and Transmittal Form at the signature line at the bottom and the Substitute Form W-9 included as Annex D to the Election and Transmittal Form.

E. The Election Deadline is [_______ __, 2002], at [__:__ _.m.] Eastern Daylight Savings Time.

F. In order for your election to be effective, American Stock Transfer and Trust Company must receive the signed Election and Transmittal Form with your stock certificate(s) (or a Notice of Guaranteed Delivery of such stock certificate(s)) before the Election Deadline. The suggested method for mailing your certificate(s) (or Notice of Guaranteed Delivery of such certificate(s)) is registered mail, return receipt requested, using the enclosed envelope. For your protection, do not sign your certificate(s).

G. If you have misplaced the [brown] return envelope for your shares of Common Stock or the [green] envelope for your shares of Class B Common Stock, you may send the Election and Transmittal Form via registered mail, return receipt requested with proper insurance, with your stock certificate(s) in a regular envelope to:

             American Stock Transfer and Trust Company
             59 Maiden Lane
             Plaza Level
             New York, New York 10038

H. You are not casting a vote at the Annual Meeting by completing and returning the Election and Transmittal Form. To vote, you must return your proxy card in the enclosed [white] envelope.

I. The person or persons signing the Election and Transmittal Form represent(s) and warrant(s) that such person(s) is, as of the date hereof, and will be, as of the effective time of the recapitalization (the "Effective Time"), the registered holder of the shares of CERBCO stock represented by the stock certificate(s) surrendered with the Election and Transmittal Form and/or the shares, as outlined in the Affidavit of Lost, Destroyed, Mutilated or Stolen Certificate(s) or Notice of Guaranteed Delivery, with good title to such shares and full power and authority (i) to sell, assign and transfer such shares free clear of all liens, restrictions, charges and encumbrances, and not subject to any adverse claims, and (ii) to make the election indicated in the Election and Transmittal Form. The person or persons signing the Election and Transmittal Form agree(s) that such person(s) will, upon request, execute any additional documents necessary or desirable to complete the surrender and exchange of such shares of CERBCO stock. The person or persons signing the Election and Transmittal Form irrevocably appoint(s) American Stock Transfer and Trust Company, the Exchange Agent, as agent of such person(s), to effect the exchange pursuant

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     to the Recapitalization Agreement and Plan of Merger between CERBCO, Inc.
     and its wholly owned subsidiary, CERBCO Recapitalization Subsidiary, Inc., dated as of February 12, 2002 ("Recapitalization Agreement") and the instructions contained herein. All authority conferred or agreed to be conferred in the Election and Transmittal Form shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the person or persons signing the Election and Transmittal Form and shall not be affected by, and shall survive, the death or incapacity of such person(s).

J. Your election is subject to the terms, conditions and limitations set forth in the Recapitalization Agreement and as described in the Proxy Statement/Prospectus.

K. CERBCO and the Exchange Agent have the discretion to determine whether an Election and Transmittal Form has been properly completed, signed and submitted or revoked, and to disregard or waive any flaws or defects in any Election and Transmittal Form, including failures to satisfy deadlines as to the receipt of any other required documentation, including stock certificates. The decision of CERBCO or the Exchange Agent in such matters shall be conclusive and binding, but CERBCO shall be under no obligation with respect to the foregoing.

L. IF A PROPERLY COMPLETED ELECTION AND TRANSMITTAL FORM, TOGETHER WITH YOUR STOCK CERTIFICATE(S), IS NOT RECEIVED BY THE EXCHANGE AGENT PRIOR TO THE ELECTION DEADLINE, OR IF YOU FAIL TO FOLLOW PROPERLY THE PROCEDURES FOR A NOTICE OF GUARANTEED DELIVERY, YOU WILL BE DEEMED TO HAVE MADE A HYBRID--STOCK AND CASH ELECTION WITH RESPECT TO ALL OF YOUR SHARES. THE ENCLOSED ELECTION AND TRANSMITTAL FORM MAY NOT BE USED AS A LETTER OF TRANSMITTAL FOR STOCKHOLDERS WHO DO NOT PROPERLY COMPLETE AND SUBMIT THE ELECTION AND TRANSMITTAL FORM PRIOR TO THE ELECTION DEADLINE. INSTEAD, AFTER THE EFFECTIVE TIME OF THE RECAPITALIZATION, A SEPARATE LETTER OF TRANSMITTAL WILL BE SENT TO HOLDERS WHO DID NOT RETURN THE ELECTION AND TRANSMITTAL FORM PROPERLY OR AT ALL PRIOR TO THE ELECTION DEADLINE.

M. After the recapitalization, shares of CERBCO new Common Stock and new Class B Common Stock will be issued in certificated form.

                           QUESTIONS AND ANSWERS ABOUT

               CERBCO'S RECAPITALIZATION AND STOCKHOLDER ELECTIONS

Q.   HOW MANY SHARES OF CERBCO STOCK DO I OWN?

A. The total number of shares of CERBCO Common and CERBCO Class B Common Stock owned by you is printed at Item 1 on the enclosed Election and Transmittal Form(s).

Q.   WHAT DO I NEED TO DO WITH THE ELECTION AND TRANSMITTAL FORM?

A. You must complete the enclosed Election and Transmittal Form and specify what you want to receive in the recapitalization. The election alternatives are listed as Items 6, 7 and 8 on the Election and Transmittal Form. The Election and Transmittal Form must be sent, together with your stock certificates, to American Stock Transfer and Trust Company, the Exchange Agent, at the address set out below.

Q.   HOW DO I FILL OUT THE ELECTION AND TRANSMITTAL FORM?

A. If you want your new Common Stock or new Class B Common Stock to be issued in the same name as your existing Common Stock or existing Class B Common Stock, sign the Election and Transmittal Form where it says "Signature of Owner." Sign your name exactly as it appears on your existing stock certificate(s). Joint accounts require the signatures of all owners on the Election and Transmittal Form. DO NOT SIGN YOUR STOCK CERTIFICATE(S).

     If you want your new Common Stock or new Class B Common Stock to be issued in another name, first follow the instructions set out in the paragraph above. Then complete the special transfer of ownership document included as Annex B to the Election and Transmittal Form. Make sure that all of the current registered holders sign the Election and Transmittal Form. You must also obtain a "Medallion Signature Guarantee" from a financial institution such as a commercial bank, trust company, national bank, credit union or a brokerage firm that participates in a "Medallion Program." Please be aware that a Notary Public seal is not sufficient. If you are signing on behalf of another person, please enclose the appropriate legal documentation reflecting your authority to sign for such other person. For further assistance, you may call the Information Agent, W.F. Doring & Co., at (888) 330-5111.

Q. HOW SHOULD I SEND MY STOCK CERTIFICATE(S) TO AMERICAN STOCK TRANSFER AND TRUST COMPANY?

A. Please send your Common Stock certificate(s) and the signed Election and Transmittal Form in the enclosed [BROWN] ENVELOPE before the Election Deadline. Send your Class B Common Stock certificates and the signed Election and Transmittal Form in the [GREEN] ENVELOPE. Do not send any stock certificates in the enclosed [WHITE ENVELOPE], which is intended for use in returning your proxy for use at the Annual Meeting. The suggested method for mailing your certificate(s) is registered mail, return receipt requested, with proper insurance. Your stock certificates must be received by the Exchange Agent before [___:__ _.m.], Eastern Daylight Savings Time, on [_______ __,] 2002.

     If you have misplaced the return envelope, you may send your stock certificate(s) and the signed Election and Transmittal Form in a regular envelope via registered mail, return receipt requested, with proper insurance, by:

                      .   U.S. Mail

                      .   Overnight Courier

                      .   Hand Delivery

          You should send or deliver your stock certificate(s) and Election and Transmittal Form to American Stock Transfer and Trust Company at the following address:

                      American Stock Transfer and Trust Company
                      59 Maiden Lane
                      Plaza Level
                      New York, New York 10038

                    DELIVERY OF THE ELECTION AND TRANSMITTAL FORM TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE EXCHANGE AGENT.

Q. WHAT IF MY STOCK CERTIFICATE(S) IS NOT AVAILABLE AT THE TIME I SEND MY COMPLETED ELECTION AND TRANSMITTAL FORM TO THE EXCHANGE AGENT?

A. If your stock certificate(s) are not available at the time you send a completed Election and Transmittal Form to the Exchange Agent, you may instead provide a Notice of Guaranteed Delivery of your stock certificate(s) as set forth in the Proxy Statement/Prospectus. A Notice of Guaranteed Delivery must be made on your behalf by a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States. If you choose to provide a Notice of Guaranteed Delivery, your stock certificate(s) must be received by the Exchange Agent by [_:00 _.m.] Eastern Daylight Savings Time on [______ __], 2002. If your stock certificate(s) are not received by that time, your election will be deemed invalid and you will be treated as if you made a Hybrid--Stock and Cash Election with respect to all of your shares of CERBCO stock.

Q.   WHAT SHOULD I DO IF I LOST MY CERTIFICATE(S)?

A. If you've lost one or more of your certificate(s), please complete the Affidavit of Lost, Destroyed, Mutilated or Stolen Certificate(s) included as Annex A to the Election and Transmittal Form, and enter the certificate number(s) of the lost certificate(s) (if known) and the number of shares represented by each lost certificate. All persons named on the certificate(s) must sign. A notary signature is required.

Q.   WHAT SHOULD I DO IF I NEED ANOTHER ELECTION AND TRANSMITTAL FORM?

A. You may call the Information Agent, W.F. Doring & Co. at (888) 330-5111 to request another Election and Transmittal Form.

Q. WHAT SHOULD I DO IF MY ADDRESS HAS CHANGED OR IF MY TAXPAYER ID NUMBER IS WRONG ON THE ELECTION AND TRANSMITTAL FORM?

A. Please correct the information on the Election and Transmittal Form. The information will be updated in your new account. If your Taxpayer ID number is incorrect or missing, please write in the correct number on the Substitute Form W-9 included as Annex D to the Election and Transmittal Form. All stockholders must complete and sign Annex D. Please see the enclosed Instructions for Substitute Form W-9.

     Q. WHAT SHOULD I DO IF I HOLD ANY OF MY SHARES WITH A BROKER OR CUSTODIAN BANK?

     A. Your broker or bank will handle the election and exchange of your shares. Please contact your broker or bank for verification.

     Q. WHOM SHOULD I CONTACT IF I HAVE ADDITIONAL QUESTIONS ABOUT THE RECAPITALIZATION?

     A. For information about the recapitalization, as well as copies of the Proxy Statement/Prospectus and the Election and Transmittal Form, you may contact the Information Agent, W.F. Doring & Co., at (888) 330-5111.

     Q.     WHAT HAPPENS IF I DO NOT RETURN THE ELECTION AND TRANSMITTAL
            FORM?

     A. If your Election and Transmittal Form and other documents are not received by the Exchange Agent before the Election Deadline, you will be deemed to have made a Hybrid--Stock and Cash Election with respect to all of your shares of CERBCO stock. In any event, failure to send in the Election and Transmittal Form and related documents could delay your actual receipt of the recapitalization consideration. Promptly following the closing of the recapitalization, the Exchange Agent will mail a letter of transmittal to any stockholder who did not return the Election and Transmittal Form before the Election Deadline and notify stockholders that they must submit their stock certificates in order to receive the recapitalization consideration.

     Q. WHAT HAPPENS IF I MAKE A MIXED ELECTION FOR MORE SHARES THAN I ACTUALLY OWN?

     A. A stockholder making a mixed election for more shares than such stockholder actually owns will be deemed to have made a Hybrid--Stock and Cash Election for all of his or her shares.

     Q. WHAT HAPPENS IF I MAKE A MIXED ELECTION FOR FEWER SHARES THAN I ACTUALLY OWN?

     A. A stockholder making a mixed election for fewer shares than such stockholder actually owns will be deemed to have made the indicated election with respect to the number of shares reflected in the election and a Hybrid--Stock and Cash Election for all of his or her remaining shares.

     Q. CAN I REVOKE OR CHANGE MY ELECTION SET FORTH ON THE ELECTION AND TRANSMITTAL FORM?

     A. A stockholder may revoke his or her original election by submitting a written notice of revocation to the Exchange Agent before the Election Deadline. Additionally, a stockholder may change his or her original election and make a new election by submitting a written notice of revocation and by indicating on the written notice the new election that he or she wishes to make. Original signatures of stockholders are required to revoke or change the stockholder's choice of election. Facsimiles of stockholders' signatures are not acceptable.

            A stockholder who makes a valid revocation but fails to make a valid new election will be treated as if he or she made a Hybrid--Stock and Cash Election. A stockholder who makes an invalid revocation, but makes a valid new election, will be treated as if he or she did not make a revocation and his or her original election will apply. A stockholder that makes a valid revocation and a valid new election will be treated according to his or her new election.

     Q. WHAT HAPPENS IF I HOLD SHARES AS A NOMINEE, TRUSTEE OR OTHER REPRESENTATIVE?

     A. Holders of record of shares who hold such shares as nominees, trustees or in other representative or fiduciary capacities (a "Representative") may submit one or more Election and Transmittal Forms covering the aggregate number of shares of stock held by such Representative for the beneficial owners for whom the Representative is making an election, provided that such Representative certifies that each Election and Transmittal Form covers all of the shares of stock held by such Representative for any single beneficial owner and only for such beneficial owner. Any Representative that makes an election may be required to provide the Exchange Agent with additional documents and certifications, in order to satisfy the Exchange Agent that such Representative holds such shares of stock for a particular beneficial owner.

     Q.     WHEN WILL I RECEIVE MY CASH CONSIDERATION IN THE
            RECAPITALIZATION?

     A. Stockholders who elect the Hybrid--Stock and Cash Election or who are entitled to cash payment in lieu of fractional shares will receive a check for the cash consideration in the recapitalization as soon as practicable after completion of the recapitalization, provided that such stockholder's stock certificates are received by the Exchange Agent at one of the addresses set forth herein, together with such documents as the Exchange Agent may require before the Election Deadline.

     Q. WHAT IF I WANT TO SELL MY SHARES OR PURCHASE SHARES AFTER I HAVE SUBMITTED MY ELECTION AND TRANSMITTAL FORM?

     A. In the event that you wish to sell your shares of CERBCO stock that you have submitted with an Election and Transmittal Form, you must revoke your election and have the certificates returned to you. The purchaser will then be entitled to submit a new Election and Transmittal Form. In the event that you purchase shares of Common Stock or Class B Common Stock after having submitted an Election and Transmittal Form, you must obtain and submit a new Election and Transmittal Form concerning the newly acquired shares. If you fail to do so, you will be treated as having made a Hybrid--Stock and Cash Election with respect to all newly acquired shares and your old election will be treated as valid for the shares that it covers.

     Q.     WHAT HAPPENS TO MY STOCK CERTIFICATE(S) IF THE
            RECAPITALIZATION IS TERMINATED?

            If the recapitalization is terminated, the Exchange Agent will promptly return your stock certificate(s). In addition, in the unlikely event that the recapitalization does not close promptly after the date of the Annual Meeting, CERBCO reserves the right, in order to facilitate continued orderly trading during the interim period, to return to CERBCO stockholders their certificates. In such event, CERBCO will provide further instructions regarding the time and manner for re-submission of stock certificates.

                                       -9-